CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form N-2 of the Nuveen Global Value Opportunities Fund filed with the Securities and Exchange Commission in the Pre-effective Amendment No.1 to the Registration Statement under the Securities Act of 1933 (File No.333-134437) and in this Amendment No. 1 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-21903).

/s/ PricewaterhouseCoopers LLP

Chicago, IL

June 19, 2006